                                                                   EXHIBIT 4.03



                                   ENRON CORP.


                                 $1,907,698,000


                  Zero Coupon Convertible Senior Notes due 2021







                          REGISTRATION RIGHTS AGREEMENT






                                February 7, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.  Certain Definitions...........................................................................................3
2.  Registration Under the Securities Act.........................................................................6
3.  Registration Procedures.......................................................................................9
4.  Holder's Obligations.........................................................................................14
5.  Registration Expenses........................................................................................14
6.  Representations and Warranties...............................................................................15
7.  Indemnification..............................................................................................17
8.  Rule 144.....................................................................................................19
9.  Miscellaneous................................................................................................20


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



                                   ENRON CORP.

                  Zero Coupon Convertible Senior Notes due 2021

                          Registration Rights Agreement


                                                              New York, New York
                                                                February 7, 2001

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
Barclays Capital Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Enron Corp., an Oregon corporation (the "Issuer"), proposes to issue and sell to the several purchasers (the "Initial Purchasers"), $1,907,698,000 principal amount at maturity of its Zero Coupon Convertible Senior Notes due 2021 (the "Firm Notes"), upon the terms set forth in a purchase agreement, dated January 31, 2001 (the "Purchase Agreement"), relating to the initial placement of the Firm Notes and the grant from the Issuer to the Initial Purchasers of an option to purchase up to $381,540,000 additional principal amount at maturity of such notes to cover over-allotments, if any (together with the Firm Notes, the "Notes"). The Notes are to be issued under an indenture (the "Indenture"), dated as of even date herewith, between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee"). To induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer agreed in the Purchase Agreement to enter into this registration rights agreement (this "Agreement"), with the Initial Purchasers, under which the Issuer agrees with the Initial Purchasers for their benefit and the benefit of the holders from time to time of the Notes or the shares of common stock of the Issuer issuable upon conversion of the Notes (including, without limitation, the Initial Purchasers) (each a "Holder" and, together, the "Holders"), as follows:

         1. Certain Definitions. The following terms, when used in this Agreement, shall have the meanings indicated:

                  (a) "Applicable Conversion Price" shall mean, as of any date of determination, the Applicable Principal Amount as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

                  (b) "Applicable Principal Amount" shall mean, as of any date of determination, with respect to each $1,000 principal amount at maturity of Notes outstanding, (i) the sum of the Issue Price (as defined in the Indenture) of such Notes ($655.24) plus accrued Original Issue Discount (as defined in the Indenture) with respect



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         to such Notes through such date of determination or, if no Notes are then outstanding, such sum calculated as if Notes were then outstanding, or (ii) if the Notes have been converted to semiannual coupon notes upon a Tax Event (as defined in the Indenture) pursuant to
         Section 10 of the Indenture, the Restated Principal Amount (as defined in the Indenture).

                  (c) "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close either in the State of New York or the State of Texas.

                  (d) "Closing Date" shall mean February 7, 2001, the original date of issuance of the Notes.

                  (e) "Commission" shall mean the Securities and Exchange Commission.

                  (f) "Common Stock" shall mean the Issuer's common stock.

                  (g) "Conversion Rate" shall have the meaning indicated in the Indenture.

                  (h) "Damages Payment Date" shall have the meaning set forth in
         Section 2(f).

                  (i) "Deferral Notice" shall have the meaning indicated in
         Section 3(g).

                  (j) "Deferral Period" shall have the meaning indicated in
         Section 3(g).

                  (k) "Effective Time" shall mean the time and date as of which the Commission declares the Shelf Registration effective or as of which the Shelf Registration otherwise becomes effective.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (m) "Firm Notes" shall have the meaning indicated in the introductory paragraph.

                  (n) "Holder" and "Holders" shall have the meanings indicated in the introductory paragraph.

                  (o) "Indenture" shall have the meaning indicated in the introductory paragraph.

                  (p) "Initial Purchasers" shall have the meaning indicated in the introductory paragraph.

                  (q) "Issuer" shall have the meaning indicated in the introductory paragraph.

                  (r) "Material Event" shall have the meaning indicated in
         Section 3(b)(vi).

                  (s) "Notes" shall have the meaning indicated in the introductory paragraph.



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                  (t) "Notice and Questionnaire" shall mean a written notice delivered to the Issuer containing substantially the information called for by the Selling Security Holder Notice and Questionnaire attached as Annex A to the Offering Memorandum.

                  (u) "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Issuer on or prior to such date.

                  (v) "Offering Memorandum" shall mean the offering memorandum, dated January 31, 2001, as amended or supplemented, of the Issuer relating to the Notes including any and all annexes thereto and any information incorporated by reference therein.

                  (w) "Participant" shall have the meaning indicated in Section 7(a).

                  (x) "Person" shall mean a corporation, limited liability company, association, partnership (whether general or limited), organization, business, individual, government or political subdivision thereof or governmental agency.

                  (y) "Prospectus" shall mean the prospectus included in any Shelf Registration, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  (z) "Purchase Agreement" shall have the meaning indicated in the introductory paragraph.

                  (aa) "Registrable Securities" shall mean the Securities until such time as: (i) in the circumstances contemplated by Section 2(a), a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such Securities shall cease to be outstanding.

                  (bb) "Registration Default" shall have the meaning indicated in Section 2(c).

                  (cc) "Registration Default Damages" shall have the meaning indicated in Section 2(c).

                  (dd) "Registration Expenses" shall have the meaning indicated in Section 5.

                  (ee) "Resale Period" shall mean the period beginning on the date the Shelf Registration becomes effective and ending on the Termination Date.

                  (ff) "Restricted Holder" shall mean (i) a Holder that is an affiliate of the Issuer within the meaning of Rule 405 or (ii) a broker-dealer who receives Securities for its own



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         account but did not acquire the Securities as a result of market-making activities or other trading activities.

                  (gg) "Rule 144," "Rule 144(k)," "Rule 405" and "Rule 415"
         shall mean, in each case, such rule promulgated under the Securities
         Act.

                  (hh) "Securities" shall mean, collectively, the Notes and the Shares.

                  (ii) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (jj) "Shares" shall mean the shares of Common Stock into which the Notes are convertible or that have been issued upon any conversion from Notes into Common Stock.

                  (kk) "Shelf Registration" shall have the meaning indicated in
         Section 2(a)

                  (ll) "Termination Date" shall have the meaning indicated in
         Section 2(a).

                  (mm) "Trustee" shall have the meaning indicated in the introductory paragraph.

                  (nn) "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, act, rule or regulation refers to the same (including any successor statute, act, rule or regulation thereto) as it may be amended from time to time.

         2. Registration Under the Securities Act.

                  (a) The Issuer agrees to use commercially reasonable efforts to file with the Commission under the Securities Act as promptly as practicable but in any event on or prior to the 120th day after the Closing Date one or more "shelf" registration statements (collectively, the "Shelf Registration") on an appropriate form providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the Securities Act. The Issuer agrees to use commercially reasonable efforts to cause the Shelf Registration to become or be declared effective under the Securities Act no later than 180 days after the Closing Date and to keep such Shelf Registration continuously effective for a period ending on the earliest of (i) the time when all the Securities registered under the Shelf Registration can be sold by Persons who are not affiliates of the Issuer pursuant to Rule 144(k),
         (ii) the second anniversary of the Closing Date, (iii) the date on which all Securities registered under the Shelf Registration are disposed of in accordance therewith, and (iv) the date upon which there are no longer any Registrable Securities outstanding (the earliest date on which any such event occurs being the "Termination Date"). The Issuer agrees to give



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         notice to the Holders of all of the Registrable Securities of the
         filing and effectiveness of the Shelf Registration. The Issuer further agrees to supplement or make amendments to the Shelf Registration, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act and the Issuer agrees to furnish to the Notice Holders of the Registrable Securities copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

                  (b) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2(b) and Section 3(g). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus agrees to deliver a Notice and Questionnaire to the Issuer at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration. From and after the Effective Time, the Issuer shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Notice Holder is named as a selling security Holder in the Shelf Registration and the related Prospectus and so that such Notice Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Issuer shall file a post-effective amendment to the Shelf Registration, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(b)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(b)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Issuer shall so inform the Notice Holder and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(g). Notwithstanding anything contained herein to the contrary, the Issuer shall be under no obligation to name any Holder that is not a Notice Holder as a selling security Holder in any Shelf Registration or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(b) (whether or not such Holder was a Notice Holder at the time the Shelf Registration was declared effective) shall be named as a selling security Holder in the Shelf Registration or related Prospectus in accordance with the requirements of this Section 2(b).

                  (c) If any of the following events (any such event a "Registration Default") shall occur, then the Issuer shall pay liquidated damages (the "Registration Default Damages") to the Holders in respect of the Registrable Securities as follows:

                           (i) if the Shelf Registration is not filed with the
                  Commission on or prior to the 120th day following the Closing Date, then commencing on the 121st



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                  day after the Closing Date, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Notes that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such 121st day and 0.5% per annum thereafter; or

                           (ii) if the Shelf Registration is filed but not
                  declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Notes that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such 181st day and 0.5% per annum thereafter; or

                           (iii) if the Shelf Registration has been declared
                  effective but such Shelf Registration ceases to be effective (other than pursuant to Section 3(g) hereof) at any time prior to the Termination Date, then commencing on the day such Shelf Registration ceases to be effective, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Notes that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such date on which the Shelf Registration ceases to be effective and 0.5% per annum thereafter; or

                           (iv) if the aggregate duration of Deferral Periods in
                  any period exceeds the number of days permitted in respect of such period pursuant to Section 3(g) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Notes that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such date and 0.5% per annum thereafter;

         provided, however, that (1) upon the filing of the Shelf Registration (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration (in the case of clause (ii) above), (3) upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(g) to be exceeded (in the case of clause (iv) above) or (5) upon the Termination Date, Registration Default Damages on all Securities shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then capable of being sold under an effective Shelf Registration Statement, no Registration Default Damages shall accrue on such Registrable Security. Registration Default Damages shall constitute the sole monetary damages with respect to any matters covered in this Section 2(c).



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                  (d) Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post-effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

                  (e) Notwithstanding any other provision of this Agreement, any Holder of Registrable Securities who does not comply with the provisions of Section 3(d), if applicable, shall not be entitled to receive Registration Default Damages unless and until such Holder complies with the provisions of Section 3(d), as applicable.

                  (f) Any amounts of Registration Default Damages due pursuant to Section 2(c) will be payable in cash semi-annually on each February 7 and August 7 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Registration Default Damages commences to accrue, to Holders of record on the January 23 or July 23 next preceding such Damages Payment Date with respect to Notes that are Registrable Securities or with respect to outstanding Shares that are Registrable Securities. The amount of Registration Default Damages for Registrable Securities will be determined on the basis of a 360-day year comprised of twelve 30-day months.

         3. Registration Procedures. The following provisions shall apply to registration statements filed pursuant to Section 2:

                  (a) At the Effective Time of the Shelf Registration, the Issuer shall qualify the Indenture under the Trust Indenture Act.

                  (b) The Issuer shall, with respect to any such registration statement:

                           (i) prepare and file with the Commission a
                  registration statement with respect to the Shelf Registration on any form which may be utilized by the Issuer and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use commercially reasonable efforts to cause such registration statement to become effective in accordance with Section 2(a) above;

                           (ii) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2(a), and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement and as may be necessary to permit the Holders of the Registrable Securities to deliver the Prospectus to purchasers of such Securities, and furnish to the Notice Holders of the Registrable Securities copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;



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                           (iii) comply, as to all matters within the Issuer's
                  control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders thereof provided for in such registration statement;

                           (iv) provide to any of (A) the Notice Holders, (B)
                  the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor,
                  (D) counsel for such underwriters or agent and (E) not more than one counsel for all the Holders of such Registrable Securities who so request of the Issuer in writing the opportunity to participate in the preparation of such registration statement, each Prospectus included therein or filed with the Commission and each amendment or supplement thereto;

                           (v) for a reasonable period prior to the filing of
                  such registration statement, and throughout the Resale Period, make available at reasonable times at the Issuer's principal place of business or such other reasonable place for inspection by the Persons referred to in Section 3(b)(iv), who shall certify to the Issuer that they have or are acting on behalf of a Holder who has a current intention to sell Registrable Securities pursuant to the Shelf Registration, such financial and other information and books and records of the Issuer, and cause the officers, employees, counsel and independent certified public accountants of the Issuer to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other Person or otherwise use or take advantage of any information or records reasonably designated by the Issuer in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Issuer prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) subject to Section 3(g), such information is required to be set forth in such registration statement or the Prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such Prospectus in order that such registration statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer may require each such Person to execute a written agreement to comply with the above confidentiality requirements;



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                           (vi) promptly notify Holders of Registrable
                  Securities included in such registration statement, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in the Shelf Registration or a supplement thereto, and confirm such notice in writing, (A) when such registration statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective,
                  (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (D) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a "Material Event") as a result of which any Shelf Registration shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) of the determination by the Issuer that a post-effective amendment to a Shelf Registration will be filed with the Commission, which notice may, at the discretion of the Issuer (or as required pursuant to Section 3(g)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(g) shall apply or (F) at any time when a Prospectus is required to be delivered under the Securities Act, that such registration statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act;

                           (vii) use commercially reasonable efforts to obtain
                  the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                           (viii) if requested by any managing underwriter or
                  underwriters, any placement or sales agent or any Holder of Registrable Securities included in the Shelf Registration, promptly incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount at maturity or number of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or to such underwriters; and make all required filings of such Prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (ix) furnish to each Holder of Registrable Securities
                  included in the Shelf Registration, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(b)(iv) one conformed copy of such registration statement and each such amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of the Prospectus included in such registration statement (including each preliminary Prospectus and any summary Prospectus) as such Person shall reasonably request, in each case in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act; and the Issuer hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus (including any such preliminary or summary Prospectus) and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such Person by the Issuer in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including any such preliminary or summary Prospectus) or any supplement or amendment thereto; and

                           (x) use its commercially reasonable efforts to (A)
                  register or qualify, to the extent required by law, the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such United States jurisdictions as any Holder of such Registrable Securities included in the Shelf Registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under
                  Section 2(a) and for so long as may be necessary to enable any such Holder, agent or underwriter to complete its distribution of Securities pursuant to such registration statement but in any event not later than the date through which the Issuer is required to keep the Shelf Registration effective pursuant to
                  Section 2(a); provided, however, that the Issuer shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
                  Section 3(b)(x), (2) consent to general service of process in any such jurisdiction, or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

         In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Issuer, such obligation shall be subject to the provision of such information by such party; provided that the Issuer shall use commercially reasonable efforts to obtain the necessary information from any party responsible for providing such information.

                  (c) Each Holder of Registrable Securities agrees that upon receipt of any notice from the Issuer, pursuant to Section 3(b)(vi)(D), such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder
         (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Issuer, such Holder shall deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Issuer that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

                  (d) The Issuer may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Issuer such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Issuer may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or other applicable federal or state securities or blue sky laws. Each such Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Issuer or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Issuer any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) Until the expiration of two years after the Closing Date, the Issuer will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Notes that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                  (f) Subject to Section 3(g), upon the occurrence of a Material Event, the Issuer shall as promptly as practicable prepare and file a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration and Prospectus so that such Shelf Registration does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable. The Issuer shall prepare and furnish to each such Holder, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of any such Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such Prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act.

                  (g) Upon the occurrence or existence of any pending corporate development or any other Material Event that, in the sole judgment of the Issuer, makes it appropriate to suspend the availability of the Shelf Registration and the related Prospectus, the Issuer shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (f) above, or until it is advised in writing by the Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall, without the Issuer incurring any obligation to pay Registration Default Damages pursuant to Section 2(c), not exceed sixty (60) days in any three (3) month period or ninety (90) days in any twelve (12) month period. The Issuer's obligations under Sections 3(b) and 3(f) shall be suspended during any Deferral Period.

         4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuer with a Notice and Questionnaire as required pursuant to
Section 2(b) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration under applicable law or pursuant to SEC comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following the Termination Date, to notify the Issuer, within 10 business days of request, of the amount of Registrable Securities sold pursuant to the Shelf Registration and, in the absence of a response, the Issuer may assume that all of the Holder's Registrable Securities were so sold. Each Holder specifically agrees that no underwritten offerings of Registrable Securities may be effected without the Issuer's prior agreement.

         5. Registration Expenses. The Issuer agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Issuer's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and blue sky laws referred to in Section 3(b)(x) hereof, including reasonable fees and disbursements of one counsel (selected as set forth in clause (j) below) for the placement or sales agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) all costs and expenses relating to qualifying the Securities with The Depository Trust Company and to admitting the Securities for trading in the PORTAL market, (e) fees and expenses of the Trustee under the Indenture, and of any paying agent, escrow agent or custodian, and of the registrar and transfer agent for the Shares issued upon conversion of the Notes, as well as the reasonable fees and expenses of counsel therefor, (f) internal expenses (including all salaries and expenses of the Issuer's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees and expenses of listing the Shares on all exchanges where the Common Stock is listed, (i) fees charged by rating agencies to rate the Notes, and (j) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with the Shelf Registration (which shall initially be Bracewell & Patterson, L.L.P., but which may, with the written consent of the Initial Purchasers, be another nationally recognized law firm experienced in securities matters designated by the Issuer (unless reasonably objected to by Holders of at least a majority in aggregate Applicable Principal Amount and Applicable Conversion Price of the Registrable Securities being registered)), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Issuer in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any placement or sales agent therefor or underwriter hereof, the Issuer shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

         6. Representations and Warranties. The Issuer represents and warrants to, and agrees with, the Initial Purchasers and each of the Holders from time to time of Registrable Securities that:

                  (a) Each registration statement covering Registrable Securities and each Prospectus (including any preliminary or summary Prospectus) contained therein or furnished pursuant to Section 3(c) hereof and any further amendments or supplements to any such registration statement or Prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a Prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to
         Section 3(b)(vi)(D) or Section 3(g) hereof until (ii) such time as the Issuer furnishes an amended or supplemented Prospectus pursuant to
         Section 3(f) hereof or such time as the Issuer provides notice that offers and sales pursuant to the Shelf Registration may continue, the Shelf Registration, and each Prospectus (including any summary Prospectus) contained therein or furnished pursuant to Section 3(b) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of a Holder of Registrable Securities expressly for use therein.

                  (b) Any documents incorporated by reference in any Prospectus referred to in Section 6(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by a Holder of Registrable Securities expressly for use therein.

                  (c) The compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or, except to the extent that any such contravention would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole, any indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Issuer is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Issuer or any property of the Issuer; and, to the best knowledge of the Issuer, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Issuer of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws.

                  (d) This Agreement has been duly authorized, executed and delivered by the Issuer.

         7. Indemnification.

                  (a) Indemnification by the Issuer. In connection with the Shelf Registration, the Issuer shall, and hereby agrees to, indemnify and hold harmless each of the Holders of Registrable Securities included in such Shelf Registration, and each Person who is named in such Shelf Registration or a supplement thereto as an underwriter in any offering or sale of such Registrable Securities, such Person's partners, principals, directors and officers and each Person who controls any such Person (each, a "Participant") against any losses, claims, damages or liabilities, joint or several, to which such Participant may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Issuer to any such Participant, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and the Issuer shall, and hereby agrees to, reimburse each such Participant for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be liable to any such Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by such Participant expressly for use therein; provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising from (i) an offer or sale of Registrable Securities occurring during a Deferral Period, if Notice Holders received a Deferral Notice, or (ii) the Participant's failure to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or alleged untrue statement of a material fact. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

                  (b) Indemnification by Participants. Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuer, each of the Issuer's directors and officers and each Person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer, but only with reference to written information furnished to the Issuer by or on behalf of such Participant specifically for use in any registration statement, or any preliminary or final or summary Prospectus contained therein or any amendment or supplement thereto. This indemnity agreement will be acknowledged by each Participant that is not an Initial Purchaser in such Participant's Notice and Questionnaire and will be in addition to any liability which any such Person may otherwise have.

                  (c) Promptly after receipt by an indemnified party under
         Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the indemnifying party, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any settlement effected without its consent.

                  (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7(a) or
         Section 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Participant shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Participant from the sale of any Registrable Securities exceeds the amount of any damages which such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participants' obligations in this Section 7(d) to contribute shall be several in proportion to the aggregate principal amount at maturity or number of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

                  (e) The obligations of the Issuer under this Section 7 shall be, in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, principal and partner of each Participant and each Person, if any, who controls any Participant within the meaning of the Securities Act or the Exchange Act; and the obligations of the Participants contemplated by this Section 7 shall be in addition to any liability which the respective Participants may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer (including any Person who, with such Person's consent, is named in any registration statement as about to become a director of the Issuer), and to each Person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

         8. Rule 144. The Issuer covenants to the Holders of Registrable Securities that, until the Termination Date, the Issuer shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act. Upon the request of any Holder of Registrable Securities in connection with that Holder's sale pursuant to Rule 144, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. If the Issuer ever ceases to be subject to the reporting requirements of the Exchange Act, it will deliver to the Holders and prospective purchasers the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         9. Miscellaneous.

                  (a) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and effective only on receipt, and if sent to the Issuer, will be mailed, delivered or telefaxed to 1400 Smith Street, Houston, Texas, 77002, Attention:
         Ben Glisan, Managing Director and Treasurer, Facsimile No. (713) 646-4990, if to an Initial Purchaser, to it at the address for the Initial Purchasers set forth in the Purchase Agreement; and if to a Holder, will be mailed, delivered to telefaxed to the address of such Holder set forth in the security register, a Notice and Questionnaire or other records of the Issuer or to such other address as the Issuer or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

                  (c) Survival. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and directors and of the Holders set forth or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder, the Issuer, any agent or underwriter or any director, principal, partner, officer, or any controlling Person of any of the foregoing, and shall survive delivery of and payment for the Securities pursuant to the Purchase Agreement and the transfer and registration of the Securities pursuant to this Agreement. However, this Agreement shall terminate and be of no force or effect after the Termination Date, except with respect to any obligations under Sections 2(c), 5 or 7 hereof that relate to events occurring prior to the Termination Date.

                  (d) Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Sate of New York applicable to contracts made and to be performed within the Sate of New York.

                  (e) Headings. The section headings used herein are inserted for convenience only and shall not affect the construction hereof.

                  (f) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Purchase Agreement and the Indenture) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuer and the Holders of at least a majority of the Shares constituting Registrable Securities at the time outstanding (with Holders of Notes deemed to be the Holders, for the purposes of this Section, of the number of outstanding Shares into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(f), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

                  (g) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the Holders of Registrable Securities shall be made available for inspection and copying on any business day by any Holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the Holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Issuer at the address thereof set forth in Section 9(a) above, or at the office of the Trustee under the Indenture.

                  (h) Counterparts. This Agreement may be executed by one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         Agreed to and accepted as of the date referred to above.

                                          Very truly yours,

                                          ENRON CORP.



                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
DEUTSCHE BANC ALEX. BROWN INC.
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.

By:  Salomon Smith Barney Inc.


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